                                                                    EXHIBIT 24.1
                               POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Billy D. Prim, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to act, without the other, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this report on Form 10-K, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or their substitutes may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities indicated.


Signature                      Capacity                                               Date
---------                      --------                                               ----
/s/ Billy D. Prim              Chairman, President and Chief Executive Officer        October 29, 1998
-------------------------      (Principal Executive Officer)
Billy D. Prim


/s/ Mark Castaneda             Secretary, Chief Financial Officer and Director        October 29, 1998
-------------------------      (Principal Financial and Accounting Officer)
Mark Castaneda


/s/ Andrew J. Filipowski       Vice Chairman of the Board                             October 29, 1998
-------------------------
Andrew J. Filipowski


/s/ Craig J. Duchossois        Director                                               October 29, 1998
-------------------------
Craig J. Duchossois


/s/ Steven D. Devick           Director                                               October 29, 1998
-------------------------
Steven D. Devick


/s/ John H. Muehlstein         Director                                               October 29, 1998
-------------------------
 John H. Muehlstein


/s/ Richard A. Brenner         Director                                               October 29, 1998
-------------------------
 Richard A. Brenner